Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115202) pertaining to the 2004 Stock Incentive Plan, and 2004 Employee Stock Purchase Plan of Pharmacopeia Drug Discovery, Inc. of our report dated February 17, 2005, with respect to the financial statements of Pharmacopeia Drug Discovery, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 23, 2005